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                                                                    EXHIBIT 10.9


                       FRANKLIN TELECOMMUNICATIONS CORP.
                              733 LAKEFIELD ROAD
                      WESTLAKE VILLAGE, CALIFORNIA 91361

                               December 2, 1996

Number 1 Internet Services
60 West Easy #1
Simi Valley, CA 93065

Dear Sirs:

     In connection with our recent discussions, this is to confirm our mutual agreements as to the terms and conditions upon which Franklin Telecommunications Corp., a California corporation ("Franklin"), wlll acquire 100% ownership of Number 1 Internet Services ("NO.1"), a Partnership, in exchange for 40,000 newly issued, unregistered shares of the Common Stock of Franklin Telecommunications Corp. ("Franklin Common Stock"), and granted options ("Franklin Options") to purchase 10,000 shares of Franklin Common Stock at $1.25, which is the fair market value on December 2, 1996, exercisable on January 1, 1998. Additional compensation will include 20,000 newly issued, unregistered shares of the Common Stock of Fnet Corp. ("Fnet Common Stock"), and granted options ("Fnet Options") to purchase 80,000 shares of Fnet Common Stock, exercisable at the rate of 20,000 per year in each of the years on January 1, 1998, 1999, 2000 and 2001, respectively. The above aforementioned shares and options will be issued equally to and directly in the names of the owners Steven Sullivan and Terry Lee.

     1. As of the date hereof, ALL of the ownership in NO.1 is owned, beneficially and of record, equally by Steven Sullivan and Terry Lee ("Owners"), and are free of any liens, encumbrances or claims by any third party. As of the date hereof, there are no outstanding rights to purchase options and other rights to purchase any equity basis of NO.1. Prior to the Closing, and as a condition thereto, each right to purchase equity currently outstanding shall have been exercised, converted or exchanged, as the case may be, for equity in NO.1, such that this additional equity of NO.1 shall be included among the ownership to be purchased by Franklin at the Closing for the aggregate consideration, as outlined above.

     2. As a condition to this agreement, the existing Owners of NO.1 agrees to personally satisfy all outstanding debt of NO.1, as additional consideration, and agree to mitigate all of the NO.1 outstanding debt.

     3.   Registration Rights and Lock-Up.  At the Closing Franklin will use its
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best efforts to gain registration rights by including the Franklin Common Shares in a planned 5-1 Registration filing with the Securities and Exchange
Commission, and to file a related Application for Qualification under the California Corporate Securities Law of 1968, allowing the NO. 1 shareholders to offer their Franklin Common Shares to the public through registered broker-dealers or through privately negotiated

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transactions. Franklin will also undertake to keep the Registration Statement current for a period of at least 45 days from its effective date, and to pay all costs (other than brokerage discounts and commissions) associated with the Registration Statement. LOCKUP: NO.1 owners agree not to sell more than the lessor of 1,000 shares each per day, or five (5) percent of the average daily volume.

     4.   Conduct Pending Closing.  Consummation of the transactions
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contemplated hereby shall occur at a closing to be held on or after December
2, 1996 (the "Closing"). During the period between the date hereof and the Closing, each party shall give to the other and its authorized representatives full access, during reasonable business hours, in such a manner as not unduly to disrupt normal business activities, to any and all of the disclosing party's premises, properties, contracts, books, records and affairs, and shall cause its officers to furnish any and all data and information pertaining to its business that the other party or its representatives may from time to time reasonably require. During the period between the date hereof and the Closing, each party shall continue to conduct its operations on a basis consistent with past practices. The Closing will be conditioned upon verification by each party that the business, operations, prospects and condition, financial and otherwise, of the other party are reasonably satisfactory to such party, and that there has been no material adverse change in the business, operations, prospects, or financial condition of the other party.

     5.   Confidentiality.  Each party will hold in confidence all information
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obtained from the other. This obligation of confidentiality shall not extend to any information which is shown to have previously been (i) known to the party receiving it, (ii) generally known to others engaged in the trade or business of the party receiving it, (iii) part of public knowledge or literature, or (iv) lawfully received from a third party. Without limiting the generality of the foregoing, it is understood and agreed that certain information disclosed by Franklin to NO.1 or its representatives may constitute "material inside information" that has not previously been disclosed to the public generally. NO.1 acknowledges that NO.1 and its representatives are aware of the restrictions on the use of such information imposed by federal and state securities laws, agrees to comply and cause its representatives to comply with such restrictions, and agrees to indemnify and hold Franklin and each of its directors, officers and employees free and harmless from any and all liability, cost or expense that any of them may incur or suffer by reason of any breach by NO.1 or any of its authorized representatives of any of such restrictions.

     6.   Expenses.  Each party shall bear all of its own expenses incurred in
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connection with the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated.

     7.   Announcements.  No announcement shall be made by either party with
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respect to the transaction without the prior written consent of the other party, which consent shall not unreasonably be withheld.

     8.   Attorney's Fees.  If any lawsuit or arbitration is commenced to
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interpret or enforce any term or condition of the Agreement, the prevailing party shall be entitled to reasonable costs and attorneys fees.

     9.   Governing Law.  This Agreement is made and delivered within the City
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of Westlake Village, California in the State of California and shall be construed and enforced in accordance

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with the laws of the State of California, County of Ventura.

     10.  No Waiver.  No failure by either party to insist upon the strict
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performance under this Agreement shall constitute a waiver of any breach of any term or condition of this Agreement. No waiver of any breach shall affect or alter this Agreement with respect to any other then existing or subsequent breach.

     11.  Partial Invalidity.  If any term, covenant, condition or provision of
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this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     12.  Definitive Agreement.  This agreement constitutes a mutually
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acceptable definitive agreement between Franklin and NO.1.  At the time of execution of this final agreement, by and on behalf of NO.1 and Franklin, each party endorsing this document personally certifies that they have previously received approval and the authority from any governing bodies of their respective companies to execute this document and that they are authorized to execute this document on behalf of their respective companies. Once executed, both NO.1 & Franklin shall honor all of the terms and covenants contained in this document.

     If the foregoing accurately sets forth your understanding of our agreements, please so indicate by signing the enclosed copy hereof and returning it to the undersigned by no later than December 31, 1996.

     Very truly yours,

Franklin Telecommunicatins Corp.


By:  /s/ Frank W. Peters                              12/2/96
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Frank W. Peters, President & CEO            Date


AGREED TO AND ACCEPTED,
this 2nd day of December 1996


NO.1 Internet Services


By:  /s/ Steven Sullivan                             12-2-96
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Steven Sullivan, Owner                      Date


By:  /s/ Terry Lee                                   12-2-96
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Terry Lee, Owner                            Date

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